                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Exchange National Bancshares, Inc.:

We consent to the use of our report dated March 2, 2001 on the consolidated financial statements of Exchange National Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                                       KPMG LLP


St. Louis, Missouri
August 24, 2001